U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

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HANA BIOSCIENCES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HANA BIOSCIENCES, INC.
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 22, 2007

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Hana Biosciences, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held at the Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway, Brisbane CA 94005, on June 22, 2007, at 8:30 a.m. (PDT), or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect six directors;

2.	To amend the Company’s 2004 Stock Incentive Plan; and

3.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on April 27, 2007, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponement thereof.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, as promptly as possible. If you attend the meeting, you may withdraw the proxy and vote in person.

By Order of the Board of Directors,

HANA BIOSCIENCES, INC.

/s/ John P. Iparraguirre

John P. Iparraguirre
Vice President, Chief Financial Officer and Secretary

South San Francisco, California
May 7, 2007

PROXY STATEMENT
OF
HANA BIOSCIENCES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
JUNE 22, 2007

         The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Hana Biosciences, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 22, 2007, at 8:30 a.m. PDT (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway, Brisbane CA 94005. We intend to first mail this proxy statement and accompanying proxy card on or about May 7, 2007, to stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement, as well as the enclosed proxy card and copy of our annual report on Form 10-K for the year ended December 31, 2006, because the Board of Directors of Hana Biosciences, Inc., a Delaware corporation (sometimes referred to as “Hana,” the “Company,” “we,” “us,” or “our”), is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  The Annual Meeting will be held on Friday, June 22, 2007 at 8:30 a.m. (PDT) at the Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway , Brisbane CA 94005.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about May 7, 2007, to all stockholders entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 27, 2007, will be entitled to vote at the Annual Meeting.  On this record date, there were 29,311,786 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 27, 2007, your shares were registered directly in your name with our transfer agent, Corporate Stock Transfer, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 27, 2007, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered  to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of six directors to hold office until the 2008 Annual Meeting of Stockholders, which is Proposal 1; and

•	An amendment to our 2004 Stock Incentive Plan increasing the number of shares available for issuance under the plan to 7,000,000, which is Proposal 2.

 How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.  For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, where a ballot will be made available to you.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if your broker or bank makes telephone or Internet voting available.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 27, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director, and “For” the amendment to the 2004 Stock Incentive Plan.  If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

 Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at 7000 Shoreline Court, Suite 370, South San Francisco, CA 94080.

•	You may attend the meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by the close of business on December 18, 2007 to our Secretary at 7000 Shoreline Court, Suite 370, South San Francisco, CA 94080. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us by March 2, 2008, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, or NYSE, on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

For the election of directors to hold office until the 2008 Annual Meeting of Stockholders, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  Only votes “For” or “Withheld” will affect the outcome.

To be approved, Proposal 2 relating to an amendment to our 2004 Stock Incentive Plan must receive a “For” vote from the majority of shares present either in person or by proxy and entitled to vote.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy.  On the record date, there were 29,311,786 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.   Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, either the chairman of the meeting or a majority of the votes present may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2007.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 27, 2007 by: (i) each director and nominee for director; (ii) each of our current executive officers; (iii) all of our directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of at least five percent of our common stock. Beneficial ownership is determined under rules promulgated by the SEC. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 7000 Shoreline Court, Suite 370, South San Francisco, CA 94080.

Name	Shares Beneficially Owned	Percent of Class
Mark J. Ahn (1)	1,499,146	4.97
Gregory I. Berk (2)	188,667	*
John P. Iparraguirre (3)	81,905	*
Fred L. Vitale (4)	400,805	1.36
Arie S. Belldegrun (5) UCLA School of Medicine 10833 Le Conte 66-118 CHS BOX 951738 Los Angeles, CA 9095-1738	94,869	*
Isaac Kier (6) 1775 Broadway, Suite 604 New York, NY 10019	486,140	1.66
Leon E. Rosenberg (5) Room 253, Lewis Thomas Lab Princeton University Princeton, NJ 08554	95,869	*
Michael Weiser (7) 787 7th Avenue, 48th Floor New York, NY 10019	647,631	2.20
Linda E. Wiesinger 120 Bleddyn Road Ardmore, PA 19003	0	-
All directors and officers as a group (9 persons)	3,505,242	11.28
D. E. Shaw & Co., L.P. (8) 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	2,600,812	8.88
Larry Gellman (9) 4405 N. Black Rock Drive Tucson, AZ 85750	2,411,240	8.23
Sectoral Asset Management Inc. (10) 2120-1000 Sherbrooke Street West Montreal PQ H3A 3G4 Canada	1,793,004	6.12
James E. Flynn (11) 780 Third Avenue, 37th Floor New York, NY 10017	1,643,188	5.61

* represents less than 1 percent.

(1) Includes 859,001 shares issuable upon the exercise of stock options and 2,178 shares issuable upon the exercise of warrants.

(2) Includes 166,667 shares issuable upon the exercise of stock options.

(3) Includes 71,535 shares issuable upon the exercise of stock options.

(4) Includes 247,674 shares issuable upon the exercise of stock options and 15,745 shares issuable upon the exercise of warrants.

(5) Includes 94,869 shares issuable upon the exercise of stock options.

(6) Includes (i) 151,528 shares held by Kier Family Partners, LP, (ii) 120,342 shares held by JIJ Investments, (iii) 7,000 shares held by the Isaac Kier Charitable Remainder Trust, (iv) 33,653 shares issuable upon the exercise warrants held by Mr. Kier, and (v) 94,869 shares issuable upon the exercise of stock options held by Mr. Kier. Mr. Kier is a general partner of Kier Family Partners, LP, a partner of JIJ Investments, and trustee of the Isaac Kier Charitable Remainder Trust.

(7) Includes 66,668 shares issuable upon the exercise of stock options and 29,296 shares issuable upon the exercise of warrants.

(8) The number of shares beneficially owned by D. E. Shaw & Co., L.P. is based on a Schedule 13G/A filed on February 14, 2007.

(9) Based on Schedule 13G/A filed by Mr. Gellman on February 14, 2007.

(10) The number of shares beneficially owned by Sectoral Asset Management Inc. is based on a Schedule 13G filed on February 13, 2007.

(11) The number of shares beneficially owned by Mr. Flynn is based on a Schedule 13G filed on March 30, 2007.

PROPOSAL 1:

ELECTION OF DIRECTORS

The number of directors comprising our Board of Directors is currently set at six and our Board is presently composed of six members. Vacancies on our Board of Directors may be filled by persons elected by a majority of our remaining directors. A director elected by our Board of Directors to fill a vacancy (including any vacancy created by an increase in the number of directors) shall serve until the next meeting of stockholders at which the election of directors is considered and until such director’s successor is elected and qualified.

Each nominee is currently a director of the Company who was recommended for election as a director by our Board’s Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of the nominees below would serve until our 2008 Annual Meeting of Stockholders, and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal. It is our policy to invite directors to attend the Annual Meeting. None of our directors attended our 2006 annual meeting.

The name and age of each of the six nominees, his or her position with us, his or her principal occupation, and the period during which such person has served as a director of the Company are set forth below.

Biographical Summaries of Nominees for the Board of Directors

Name	Age	Position(s) Held	Director Since
Mark J. Ahn, Ph.D.	44	President, Chief Executive Officer and Director	2003
Arie S. Belldegrun, M.D.	57	Director	2004
Isaac Kier	54	Director	2004
Leon E. Rosenberg, M.D.	74	Chairman of the Board	2004
Michael Weiser, M.D.	44	Director	2003
Linda E. Wiesinger	53	Director	2007

Mark J. Ahn, Ph.D. has been our President and Chief Executive Officer and a member of our board of directors since November 2003. From December 2001 to November 2003, he served as Vice President, Hematology at Genentech, Inc., a biotechnology company. From February 1991 to February 1997 and from February 1997 to December 2001, Dr. Ahn was employed by Amgen, Inc., a biotechnology company, and Bristol-Myers Squibb Company, a pharmaceutical company, respectively, holding a series of positions of increasing responsibility in strategy, general management, sales and marketing, business development, and finance. He has also served as an officer in the U.S. Army. Dr. Ahn is a Henry Crown Fellow at the Aspen Institute, founder of the Center for Non-Profit Leadership, and a member of the Board of Trustees for the MEDUNSA (Medical University of South Africa) Trust. Dr. Ahn received a B.A. in History and an M.B.A. in Finance from Chaminade University. He was a graduate fellow in Economics at Essex University, and received a Ph.D. in Business Administration from the University of South Australia.

Arie Belldegrun, M.D., FACS has served on Hana’s Board of Directors since April 2004. He is currently Professor of Urology and Chief of Urologic Oncology and holds the Roy and Carol Doumani Chair in Urologic Oncology at the David Geffen School of Medicine at the University of California, Los Angeles. Dr. Belldegrun received his medical degree at the Hebrew University Hadassah Medical School, and conducted his post-doctoral studies at the Weizmann Institute of Science in Israel. He completed his Urologic Surgery residency at Harvard Medical School in 1985 and his Surgical Oncology fellowship at the National Cancer Institute/National Institutes of Health in 1988. Dr. Belldegrun is on the scientific boards of several biotechnology and pharmaceutical companies and serves as a reviewer for many medical journals and granting organizations. Dr. Belldegrun is a director and founder of Agensys, a Los Angeles- based biotechnology company focused on the development of fully human monoclonal antibodies to treat solid cancers, and served as its founding Chairman from 1997 to 2002. Dr. Belldegrun is also Vice Chairman of the Board of Directors and Chairman of the Scientific Advisory Board of Cougar Biotechnology, Inc., a publicly-held biotechnology company, and Chairman of the medical advisory board of Oncura, Inc. Dr. Belldegrun has published over 350 scientific and medical papers related to prostate, kidney and bladder cancer and is the editor of three books on kidney and prostate cancer. He is certified by the American Board of Urology and is a Fellow of the American College of Surgeons and The American Association of Genitourinary Surgeons.

Isaac Kier has served on our Board of Directors since February 2004. Since March 2006, he has been a principal of Kier Global, LLC, an investment partnership focusing on merger, acquisition and real estate opportunities globally. From February 2000 to February 2006, Mr. Kier was a member of the general partner of Coqui Capital Partners, a venture capital firm licensed by the Small Business Administration; the SBA was appointed permanent receiver of Coqui Capital Partners in March 2006 for the purpose of liquidating its assets. Mr. Kier served as President, Chief Executive Officer and Chairman of the Board of Lida, Inc., a textile company, from May 1992 until September 1995. From September 1995 until February 2006 he was the managing member of First Americas Partners, a real estate investment firm. Mr. Kier serves as treasurer and director of Tremisis Energy Acquisition Corporation, as a director of Rand Acquisition Corp. and Paramount Acquisition Corp. and as CEO and Director of MPLC, Inc., all special purpose acquisition companies. Mr. Kier received a B.A. in Economics from Cornell University and a J.D. from George Washington University Law School.

Leon E. Rosenberg, M.D., has served on Hana’s Board of Directors since February 2004 and has been non-executive Chairman of the Board since March 2007. Dr. Rosenberg has been a Professor in the Princeton University Department of Molecular Biology and the Woodrow Wilson School of Public and International Public Affairs since September 1997. Since July 1999, he has also been Professor Adjunct of Genetics at Yale University School of Medicine. From January 1997 to March 1998, Dr. Rosenberg served as Senior Vice President, Scientific Affairs of Bristol-Myers Squibb, and from September 1991 to January 1997, Dr. Rosenberg served as President of the Bristol-Myers Squibb Pharmaceutical Research Institute. From July 1984 to September 1991, Dr. Rosenberg was Dean of the Yale University School of Medicine. Dr. Rosenberg also serves on the Boards of Directors of Lovelace Respiratory Research Institute, Karo Bio AB, and Medicines for Malaria Venture. Dr. Rosenberg received B.A. and M.D. degrees, both summa cum laude, from the University of Wisconsin. He completed his internship and residency training in internal medicine at Columbia Presbyterian Medical Center in New York City.

 Michael Weiser, M.D., Ph.D., has been a director of Hana since its inception. Dr. Weiser is currently founder and co-chairman of Actin Capital, LLC and Actin Biomed, a New York based healthcare investment firm. Prior to Actin, Dr. Weiser was the Director of Research at Paramount BioCapital where he was responsible for the scientific, medical and financial evaluation of biomedical technologies and pharmaceutical products under consideration for development. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine. Dr, Weiser performed his post-graduate medical training in the Department of Obstetrics and Gynecology at New York University Medical Center and also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine. Dr. Weiser received his B.A. in Psychology from the University of Vermont. Dr. Weiser is a member of The National Medical Honor Society, Alpha Omega Alpha. Dr. Weiser currently serves on the boards of directors of Manhattan Pharmaceuticals, Inc., Chelsea Therapeutics International Ltd., Emisphere Technologies Inc., ZIOPHARM Oncology Inc., VioQuest Pharmaceuticals Inc. and Paramount Acquisition Corp., all publicly held biotechnology companies, as well as several privately held companies.

Linda E. Wiesinger, a director of Hana since February 2007, is currently the principal of Strategic Decisions, a pharmaceutical consulting company. From November 2003 to September 2005, Ms. Wiesinger was Senior Vice President, Marketing and Market Development at Vicuron Pharmaceuticals, Inc., a publicly held biopharmaceutical company that was acquired by Pfizer Inc. in September 2005. From May 2002 to February 2003, Ms. Wiesinger was Senior Vice President, U.S. Marketing of IMS Health Incorporated, a publicly-held company that provides market data to the pharmaceutical industry. Ms. Wiesinger has also held management positions with Bristol-Myers Squibb Company, from 1996 to 2000, and Armour Pharmaceutical Company, a subsidiary of Rhone-Poulenc Rorer, from 1992-1995. Ms. Wiesinger was employed by Pfizer Inc. where she held a series of positions in strategic planning, investor relations, and product planning, development and commercialization from 1981 to 1992. Ms. Wiesinger received a B.A. from the University of Pennsylvania and earned an M.B.A. at The Wharton School.

Vote Required

All shares represented by proxies will be voted “FOR” the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. In order to be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes present in person or represented by proxy at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Independence of the Board of Directors

The listing standards of the Nasdaq Stock Market require that a majority of the members of a listed company’s board of directors must qualify as “independent,” as determined by the board. Our Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards. Consistent with these considerations, and after review of all relevant transactions or relationships between each director, or any of his family members, and Hana, its senior management and its independent registered public accounting firm, the Board has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standard, except for Dr. Ahn, our President and Chief Executive Officer.

Board Committees and Meetings

The Board held six meetings (either in person or by conference call) in 2006 and took action by written consent three times. All directors attended at least 75 percent of the aggregate meetings of the Board and of the committees on which they served.

The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Finance & Transactions Committee, and a Nominating & Corporate Governance Committee. The following table provides membership for each of the Board committees:

Name of Committee	Membership
Audit	Mr. Kier (Chair), Dr. Weiser and Ms. Wiesinger

Compensation	Dr. Belldegrun (Chair), Dr. Weiser and Ms. Wiesinger

Finance & Transactions	Dr. Ahn, Mr. Kier and Dr. Weiser (Chair)

Nominating and Governance	Dr. Belldegrun, Dr. Rosenberg (Chair) and Mr. Kier

  Audit Committee

The Audit Committee oversees the Company’s accounting and financial reporting process. For these purposes, the Audit Committee performs several functions. For example, the Committee evaluates and assesses the qualifications of the independent registered public accounting firm; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any non-audit services; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of the Company’s quarterly financial statements. The Board of Directors adopted a written Audit Committee Charter, a copy of which can be found on the Investor Relations page of our company website at www.hanabiosciences.com. The Audit Committee met five times in 2006.

Our Board of Directors has reviewed the definition of independence for Audit Committee members and has determined that each of member of our Audit Committee is independent (as independence for audit committee members is currently defined in Section 4200(a)(15) of the Nasdaq listing standards). The Board has further determined that Mr. Kier qualifies as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee oversees our compensation policies, plans and programs. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and recommends to the Board the compensation and other terms of employment of our Chief Executive Officer and our other executive officers; administers our equity incentive and stock option plans; and makes recommendations to the Board concerning the issuance of awards pursuant to those plans. All current members of the Compensation Committee are independent (as independence is currently defined in Section 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met once in 2006. The Board of Directors has adopted a written charter of the Compensation Committee, a copy of which can be found on the Investor Relations page of our company website at www.hanabiosciences.com.

Finance & Transactions

The purpose of the Finance & Transaction Committee, which we formerly called the Executive Committee, is to exercise certain powers of the full Board of Directors in connection with financing and other significant transactions involving Hana and only when reasonably necessary to expedite the interests of the Company between regular board meetings, or when the entire Board of Directors has specifically authorized the committee to consider and take action with respect to a matter, as specifically authorized by the Board from time to time. The Finance & Transactions Committee is comprised of three members, at least two of which are independent (as is currently defined in Section 4200(a)(15) of the Nasdaq listing standards). The Finance & Transaction Committee did not meet in 2006. However, pursuant to authority delegated by our Board, the committee approved the terms of our May 2006 registered direct offering by written consent.

Nominating and Governance Committee

The Nominating & Corporate Governance Committee considers and recommends to the Board persons to be nominated for election by the stockholders as directors. In addition to nominees recommended by directors, the Nominating & Corporate Governance Committee will consider nominees recommended by stockholders if submitted in writing to the Secretary of the Company at the address of Company’s principal offices. The Board believes that any candidate for director, whether recommended by stockholders or by the Board, should be considered on the basis of all factors relevant to the needs of the Company and the credentials of the candidate at the time the candidate is proposed. Such factors include relevant business and industry experience and demonstrated character and judgment. All current members of the Nominating & Corporate Governance Committee are independent (as independence is currently defined in Section 4200(a)(15) of the Nasdaq listing standards). The Board of Directors adopted a written charter of the Nominating & Corporate Governance Committee, a copy of which can be found on the Investor Relations page of our company website at www.hanabiosciences.com. The Nominating & Corporate Governance met once in 2006.

Communication with the Board of Directors

Although we have not adopted a formal process for stockholder communications with our Board of Directors, we believe stockholders should have the ability to communicate directly with the Board so that their views can be heard by the Board or individual directors, as applicable, and that appropriate and timely responses be provided to stockholders. All communications regarding general matters should be directed to the Secretary of the Company at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board of Directors or for any particular director(s). If no designation is made, the communication will be forwarded to the entire board. Stockholder communications to the Board should be sent to

Corporate Secretary
Attention: Board of Directors [or name(s) of particular directors]
Hana Biosciences, Inc.
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees of our company. A copy of our Code of Business Conduct and Ethics is available on our Investor Relations page of our company’s website at www.hanabiosciences.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code to an executive officer or director, we will promptly disclose the nature of the amendment or waiver by filing with the SEC a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE*

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2006.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee.  The Audit Committee is comprised solely of independent directors as defined by National Association of Securities Dealers’ listing standards.

The Audit Committee has reviewed and discussed the financial statements with management and BDO Seidman, LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. BDO Seidman, LLP is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the U.S.

The Audit Committee has reviewed and discussed our audited financial statements with management and BDO Seidman, LLP, our independent registered public accounting firm.  Our Audit Committee has also discussed with BDO Seidman, LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements.  The Audit Committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from us and our related entities, and has discussed with BDO Seidman, LLP their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Company’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls, and audit functions.

Isaac Kier (Chair)
Michael Weiser
Linda E. Wiesinger

* This report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fees Billed to the Company by Its Independent Registered Public Accounting Firms

The following is a summary of the fees billed to us by J.H. Cohn LLP, our independent registered public accounting firm during the period from January 1, 2005 to July 7, 2006, and BDO Seidman, LLP, our independent registered public accounting firm since July 7, 2006, for professional services rendered for fiscal years ended December 31, 2006 and 2005:

Fee Category	2006 BDO Seidman Fees	2006 J.H. Cohn Fees	2005 J.H. Cohn Fees
Audit Fees	$465,022	$66,758	$93,374
Audit-Related Fees (1)	0	0	24,990
Tax Fees (2)	7,671	0	9,847
All Other Fees (3)	0	0	0
Total Fees	$472,693	$66,758	$128,211

(1)
Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption “Audit Fees.”

(2)	Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(3)	All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm, other than those disclosed above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has engaged BDO Seidman, LLP as our independent public registered accounting firm for our 2007 fiscal year. At present, the Audit Committee approves each engagement for audit or non-audit services before the Company engages its independent public accountants to provide those services. The Audit Committee has not established any pre-approval policies or procedures that would allow the Company’s management to engage its independent auditor to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by the Company’s independent auditors for fiscal year 2006 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Attendance of Auditors at Annual Meeting

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and will also be available to answer appropriate questions.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Biographical Summaries of our Executive Officers

Name	Age	Position
Mark J. Ahn, Ph.D.	44	President and Chief Executive Officer and Director
Gregory I. Berk, M.D.	48	Senior Vice President, Chief Medical Officer
John P. Iparraguirre	31	Vice President, Chief Financial Officer and Secretary
Fred L. Vitale	50	Vice President, Chief Business Officer

Mark J. Ahn has been President and Chief Executive Officer and a director of our company since October 2003. His complete biography is set forth above under the caption “Proposal 1: Election of Directors - Biographical Summaries.”

Gregory I. Berk, M.D., was appointed as our Vice President, Chief Medical Officer in October 2005, and in December 2005 was named Senior Vice President, Chief Medical Officer. From January 2003 to October 2005, Dr. Berk was Medical Director for Network of Medical Communications and Research, a consulting and medical education company, which focuses on oncology clinical research. From July 1990 to December 2002, Dr. Berk practiced oncology in New York as a partner in Richard T. Silver, M.D. and Gregory I. Berk, M.D., P.C. and was Attending Physician, Department of Medicine at New York Presbyterian Hospital (Cornell Campus) from June 1989 to December 2002. From July 1995 to December 2002, Dr. Berk was Assistant Professor of Medicine, Weill Medical College, Cornell University, New York, where he also served an investigator in numerous clinical trials for oncology product candidates, including the Gleevec pivotal trials, Avastin (bevacizumab) colorectal and breast trials, and several CALGB studies. Dr. Berk received a B.S. from Tulane University and an M.D. from Case Western Reserve University School of Medicine.

John P. Iparraguirre has been our Vice President, Chief Financial Officer and Secretary since January 2006. From May 2004 to January 2006, Mr. Iparraguirre served as our Controller and Assistant Secretary, and from August 2004 to November 2004, served as our interim Chief Financial Officer and Secretary. Mr. Iparraguirre was the Accounting Manager at Discovery Toys, Inc., an educational and developmental toy company, where he held several roles of responsibility in Finance Management. From September 1998 to April 2002, Mr. Iparraguirre was a Senior Audit Associate at BDO Seidman, LLP, an international accounting firm. Mr. Iparraguirre received a B.S. degree in Business Economics with an Emphasis in Accounting from the University of California, Santa Barbara.

Fred L. Vitale has been an executive officer with Hana since January 2003, serving first as Vice President, Business Development until December 2005, when he was appointed Vice President, Chief Business Officer. From April 2001 to January 2004, Mr. Vitale was employed by Genentech, where he served as head of commercial Rituxan and pre-launch medical education for Avastin. From December 1998 to April 2001, Mr. Vitale was Director, Global Oncology Marketing at Bristol-Myers Squibb, as well as Director of Operations and Planning for Japan and China. From January 1990 to December 1998, Mr. Vitale held several roles of increasing responsibility in sales, marketing and general management at Amgen. Mr. Vitale received a B.S. in Biology from The Citadel and a Physician Assistant degree from the Medical University of South Carolina.

Compensation Discussion and Analysis

Overview of Compensation Program

The primary goals of our executive compensation and benefits programs are to attract and retain highly talented individuals to executive management positions and to motivate and encourage our executive management team to pursue and execute on strategic opportunities while effectively managing the risks and challenges inherent in a development stage biopharmaceutical company. Specifically, we have developed a compensation package that combines short and long-term components, cash and equity, and fixed and contingent payments, in the proportions that we believe are most appropriate to provide incentive to our executive management to achieve, and to reward them for achieving, our strategic and operational goals. These strategic and operational goals include, but are not limited to, development of our potential pharmaceutical products.

Our executive compensation structure aims to be competitive in our industry, and to be fair, relative to compensation paid to other professionals within our organization, relative to our short and long-term performance and relative to the value we deliver to our stockholders. Our Board of Directors evaluates our overall company performance in achieving corporate goals and objectives and evaluates and rewards individual executive performance based on each individual’s contribution to the achievement of those goals and objectives. Our compensation programs aim to ensure that successful, high achieving employees will remain motivated and committed to our company. Our compensation programs are designed to foster the long-term focus required for success in the biopharmaceutical industry despite the volatility, uncertainty and potential set-backs involved in the discovery and development of pharmaceutical products.

We have not retained a compensation consultant to conduct a comprehensive review of our policies and procedures with respect to executive compensation. We conduct an annual benchmark review of the total compensation of each of our executive officers, as well as the individual components of base salary, incentive compensation and equity compensation. This review is based on a survey of executive compensation paid by approximately 475 life sciences companies conducted by an independent third party, Aon Consulting, Inc., in which we participate (“Radford Survey”). We benchmark our executive compensation against the compensation paid by a peer group of public and private life sciences companies who participate in the Radford Survey. Our Compensation Committee selected the companies within the peer group based on company size, annual revenues and market capitalization. The peer group consists of companies with which we believe we compete for talent and stockholder investment, many of which are located in the San Francisco Bay Area, where we are headquartered.

Generally, even though we compete with many larger companies for top executive level talent, we believe that our executive compensation should be targeted at the median of compensation paid to executives of the companies comprising our peer group. We may deviate from these general target levels to reflect the experience level of the executive and market factors. We have no pre-established target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews the information prepared by management from our peer group and the Radford Survey, considers an individual’s contribution to the achievement of strategic goals and objectives, the individual’s overall compensation and other factors, to determine the appropriate level and mix of incentive compensation.

Role of our Compensation Committee

The primary objectives of our Compensation Committee with respect to executive compensation, are to attract, retain and motivate the best possible executive talent by providing appropriate levels of risk and reward for executive employees and in proportion to individual contribution and performance. To achieve these objectives, the Compensation Committee establishes appropriate incentives for the executive officers to further the Company’s long term strategic plan and avoid undue emphasis on short term market value.

The charter of our Compensation Committee authorizes the Compensation Committee to review and approve Company goals and objectives relevant to the compensation level of the CEO and other executive officers. After approved, the goals and objectives are then recommended to the Board of Directors for final approval. Decisions regarding executive compensation (generally Vice President and above) paid in 2006 were made by our Board of Directors, following a recommendation by the Compensation Committee.

Our Compensation Committee meets as often as is necessary to perform its duties and responsibilities. Dr. Belldegrun, the chair of the Committee, works with the Chief Executive Officer to establish the meeting agenda in advance of each meeting. Our Compensation Committee typically meets with the Chief Executive Officer, the Chief Financial Officer, and with the Company’s external legal counsel. When appropriate, such as when the Committee is discussing or evaluating compensation for the Chief Executive Officer, the Compensation Committee meets in executive session without management. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee, as well as materials that the Committee has specifically requested, including benchmark information, historical compensation data, performance metrics and criteria, and the Board’s assessment of the Company’s performance against its goals.

Elements of 2006 Executive Compensation

Our executive compensation consists of the following components.

Base Salary. The base salaries for our executives are established based on the scope of their responsibilities and the level of their experience, taking into account competitive market data on compensation within our peer group for similar positions. The base salaries for our executives are reviewed on an annual basis by the Compensation Committee in connection with our annual company wide performance evaluation process. The recommendation, once reached, is then presented for approval to the full Board of Directors. Salaries may be adjusted as appropriate to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Increases are considered in the context of the general trends in compensation practices in our industry, our overall annual budget, which is approved by our Board of Directors, and in the context of the overall compensation payable to an individual. Although we did not hire any executive officers new to Hana in 2006, with such past new hires, we considered the base salary of the individual at his or her prior employment, any unique personal circumstances that motivated the executive to leave that prior position and join us, the competitive market and compensation for corresponding positions within comparable geographic areas and industries, the level of experience of the individual and the urgency of the need for this particular skill set within Hana.

In October 2006, following the recommendation of our Compensation Committee, our Board approved an increase in the annual base salary payable to Dr. Berk from $240,000 to $340,000. In December 2006, our Board, acting on the recommendation of our Compensation Committee, approved 2007 base salary increases for Dr. Ahn from $275,000 to $345,000; for Mr. Iparraguirre from $125,000 to $175,000; and for Mr. Vitale, from $200,000 to $250,000.

Annual Bonus. The Compensation Committee recommends to the full Board of Directors proposed annual bonuses to our executive officers. Our annual incentive bonus program covers all of our full-time employees. The program is intended to reward our employees, including our executive officers, for achieving our annual corporate goals and for individual accomplishments. Our annual incentive bonus plan provides for a cash bonus, dependent upon the level of achievement of the stated corporate goals and individual performance, calculated as a percentage of the executive officer’s base salary, with the higher ranked executive officers being compensated at a higher percentage of base salary. The Compensation Committee exercises discretion and adjusts its recommendations for awards based on individual performance and target bonus percentages and, for each executive officer other than the Chief Executive Officer, based on a review of such executive’s performance as communicated to the Compensation Committee by the Chief Executive Officer, as well as our overall performance against our strategic goals and objectives during the year. As Hana is still in its early stages of development, and has no long term recurring source of revenue and no product sales, our Compensation Committee may in its discretion, determine not to award cash bonuses to the executives in a particular year, in order to preserve cash for other corporate purposes.

Our Board of Directors, following the recommendation of our Compensation Committee, approved cash bonuses to our executive officers. These bonuses were awarded for having successfully achieved specified strategic and financial milestones in 2006. Dr. Ahn was awarded a performance bonus of $195,000, representing 70.9% of his 2006 base salary; Dr. Berk was awarded a performance bonus of $117,000, which represented 34% of his current base salary; Mr. Vitale was awarded a performance bonus of $75,000 representing 37.5% of his 2006 base salary; and Mr. Iparraguirre was awarded a performance bonus of $60,000, representing 48% of his 2006 base salary.

In connection with its annual compensation review our Compensation Committee also established the 2007 performance bonus award program for executive officers and other employees. For the 2007 bonus plan, our Board of Directors has established certain strategic and financial objectives for the Company, directed at progressing certain of our clinical trials through clinical development and achieving specific financial objectives. The goals for bonuses have been established so that target attainment is not assured and attainment will require a high level of persistence, effort and execution on the part of our executive officers. Even if the requisite strategic and financial objectives are satisfied, our Compensation Committee has full discretion to determine the actual amount, if any, of the bonus awarded to any individual under our bonus award program.

Long Term Incentive Program. At present, our long-term compensation consists primarily of stock options, although we have made restricted stock awards in certain circumstances. We believe that long term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. Our stock compensation plans have been established to provide all employees, including our executive officers, with incentives to help align the employees’ interests with those of our stockholders, enabling our executive officers to participate in the long-term appreciation of our stockholder value, while personally experiencing the impact of any business setbacks, whether company specific or industry based. Additionally, stock options provide a means of promoting retention of key executives, in as much as they are typically subject to vesting over an extended period of time. Most options vest one-third per year over three years, with vesting dates matching the anniversaries of the grant date, or in the case of a newly-hired employee, the employment anniversary date.

The initial stock option grant made to each executive officer upon joining us is primarily based on competitive conditions applicable to the executive officer’s specific position. In addition, our Compensation Committee considers the number of options owned by other executive officers in comparable positions within our Company, as well as within our peer group. Subsequent grants to executive officers are generally considered and, if appropriate, awarded in connection with the annual company-wide compensation review during the fourth quarter of the fiscal year. Such subsequent grants serve to maintain a competitive position for our Company relative to new opportunities that may become available to our executive officers.

Awards to an executive officer are based upon his or her sustained performance over time, ability to impact results that drive our stockholder value, level of responsibility within the company, potential to take on roles of increasing responsibility in our company and competitive equity award levels for similar positions and responsibilities in our peer group. Equity awards are not granted automatically to our executive officers on an annual basis. We have not established any stock ownership guidelines for our executives but we believe that a meaningful equity stake in our company by our executive officers fosters alignment between the interests of our executive officers and those of our stockholders.

In December 2006, our Compensation Committee approved the grant of stock options to purchase shares of our common stock to our executive officers, in recognition of the executive officer’s performance in connection with our attaining our 2006 strategic objectives. These stock option awards are described in the “Grants of Plan Based Awards” table below.

When determining the number of options to be granted to the executive officers, the compensation committee considered:

•	The number of options granted by position in our peer group;

•	The number of options granted by position as a percentage of total common shares outstanding, compared with the applicable percentages of comparable grants in our peer group; and

•	The executive’s total stock ownership and unvested ownership position.

We believe these comparisons provide an important context for comparing the competitive level of our equity based compensation practices to those of other companies in our peer group.

Benefits. We provide the following benefits to our executive officers on the same basis as the benefits provided to all employees:

•	Health and dental insurance

•	Life insurance

•	Short and long−term disability

•	401(k) plan (including a 5% company matching component)

•	Employee Stock Purchase Plan

These benefits are consistent with those offered by other companies in our industry and geographical location.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. There is an exception to the $1,000,000 limit, however, for performance-based compensation meeting certain requirements. Stock option awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be including in this proxy statement.

Arie S. Belldegrun (Chair)
Michael Weiser
Linda E. Wiesinger

Summary of Compensation

The following summary compensation table reflects cash and non-cash compensation for the 2006 fiscal year awarded to or earned by (i) each individual serving as our principal executive officer and principal financial officer during the fiscal year ended December 31, 2006; and (ii) each individual that served as an executive officer at the end of the fiscal year ended December 31, 2006 and who received in excess of $100,000 in total compensation such fiscal year. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation		All Other Compensation	Total
			(1)	(2)	(3)		(4)
Mark J. Ahn President and Chief Executive Officer	2006	$275,000	$2,191,876	$847,168	$445,000	(5)	$13,750	$3,772,794
Gregory I. Berk Sr. VP, Chief Medical Officer	2006	$329,750	$139,883	$1,011,639	$117,000		$12,000	$1,610,272
John P. Iparraguirre VP, Chief Financial Officer and Secretary	2006	$125,000	$0	$197,970	$60,000		$6,250	$389,220
Fred L. Vitale VP, Chief Business Officer	2006	$200,000	$70,080	$551,818	$75,000		$10,000	$906,898

(1)
Amount reflects the compensation cost for the year ended December 31, 2006 of the named executive officer’s stock, calculated in accordance with SFAS 123(R). See note 4 of “Notes to Financial Statements” in the Company’s 2006 10-K filing for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our equity awards. Forfeitures rates attributed to the calculation have been disregarded for the purposes of this table.

(2)
Amount reflects the compensation cost for the year ended December 31, 2006 of the named executive officer’s options, calculated in accordance with SFAS 123(R) and using a Black-Scholes-Merton valuation model. Assumptions used in the calculation of these amounts are included in Note 4 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10−K filed with the Securities and Exchange Commission on April 2, 2007. Forfeitures rates attributed to the calculation have been disregarded for the purposes of this table.

(3)
Amount reflects cash incentives both paid and accrued for services related to 2006. All accrued bonuses included in totals were paid early in the first quarter of 2007. Cash incentives relate to services performed during the fiscal year pursuant to performance incentives earned.

(4)	Represents matching contributions made to executives’ respective 401(k) plan contributions.

(5)
Represents a 2006 performance bonus of $195,000 as well as an additional $250,000 in bonuses earned by reaching certain milestones detailed in Dr. Ahn’s employment agreement. See “—Employment Agreements and Post-Termination Benefits - Mark J. Ahn - Salary and Bonus.”

Grants of Plan-Based Awards

The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2006:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2,3)
Mark Ahn	05/1/2006 06/30/2006 12/12/2006	325,000 74,887	175,000	6.82	3,542,500 711,421 787,231
Gregory I. Berk	12/12/2006		125,000	6.82	562,308
John P. Iparraguirre	12/12/2006		125,000	6.82	562,308
Fred L. Vitale	06/30/2006 12/12/2006	7,377	125,000	6.82	70,080 562,308

(1)	The exercise price of the stock option awards is equal to the closing price of our common stock as reported by the NASDAQ Global Market® on the trading date prior to the grant date.

(2)
Assumptions used in the calculation of these amounts are included in Note 4 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10−K filed with the Securities and Exchange Commission on April 2, 2007.

(3)
The grant date fair value of the restricted stock was calculated by multiplying the number of stock units by the market price of the stock on the date of grant or upon shareholder approval, as appropriate.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options held by the named executive officers at December 31, 2006:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date (20)			Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($) (21)
Mark Ahn	329,016 123,036 53,105 129,712 42,167 51,726	— 61,519 26,553 64,856 84,334 103,453 175,000	0.833 0.833 1.684 1.684 1.330 4.750 6.820	11/01/2003 02/15/2014 02/26/2014 07/20/2014 04/11/2015 11/10/2015 12/12/2016	(1 (2 (3 (4 (5 (6 (7	) ) ) ) ) ) )	442,387	(8)	2,818,005
Gregory I. Berk	100,000 66,667	50,000 133,334 125,000	2.390 4.750 6.820	10/21/2014 11/10/2015 12/12/2016	(9 (10 (11	) ) )	11,000	(12)	70,070
John P. Iparraguirre	28,201 13,334 16,667	26,666 33,333 125,000	1.684 1.330 4.750 6.820	05/09/2014 04/11/2015 11/10/2015 12/12/2016	(13 (14 (15 (11	) ) ) )
Fred L. Vitale	141,007 28,334 50,000	56,666 100,000 125,000	0.833 1.330 4.750 6.820	02/01/2014 04/11/2015 11/10/2015 12/12/2016	(16 (17 (18 (11	) ) ) )	7,377	(19)	46,991

(1)	100% of the shares subject to the option grant became vested on November 1, 2006.

(2)	61,518 shares vested on each of February 15, 2005 and 2006. An additional 61,519 shares vest on February 15, 2007.

(3)	26,552 and 26,553 shares vested on February 26, 2005 and February 26, 2006, respectively. An additional 26,553 shares vest February 26, 2007.

(4)	64,856 shares vested on each of July 20, 2005 and 2006. An additional 64,856 vest on July 20, 2007.

(5)	42,167 shares vested on April 11, 2006. An additional 42,167 shares vest on April 11, 2006 and 2007 respectively.

(6)	51,726 shares vested on November 10, 2006. An additional 51,726 and 51,727 shares vest on November 10, 2006 and 2007, respectively.

(7)	58,333 shares vest on each of December 12, 2007 and 2008. An additional 58,334 shares vest on December 12, 2009.

(8)
57,613 shares vest on January 1, 2007; 8,078 shares vest on February 15, 2007; 162,500 shares vest on May 19, 2007; 9,196 shares vest on July 20, 2007; 42,500 shares vest on November 1, 2007 and 162,500 shares vest on May 19, 2008.

(9)	50,000 shares vested on each of October 21, 2005 and 2006. An additional 50,000 shares vest on October 21, 2007.

(10)	66,667 shares vested on each of November 10, 2006. An additional 66,667 and 66,666 shares vest on November 10, 2007 and November 10, 2008, respectively.

(11)	41,666 shares vest on each of December 12, 2007. An additional 41,667 shares vest on each of December 12, 2008 and 2009.

(12)	11,000 shares vest on October 13, 2007.

(13)	100% of the shares subject to the option grant became vested on May 9, 2006.

(14)	13,334 shares vested on April 11, 2006. An additional 13,333 shares vest on each of April 11, 2007 and April 11, 2008.

(15)	16,667 shares vested on each of November 10, 2006 and November 10, 2007; 16,666 shares vest on November 10, 2008.

(16)	100% of the shares subject to the option grant became vested on February 1, 2006.

(17)	28,334 shares vested on April 11, 2006. An additional 28,333 shares vest on each of April 11, 2007 and April 11, 2008.

(18)	50,000 shares vested on November 10, 2006. An additional 50,000 shares vest on each of November 10, 2007 and November 10, 2008.

(19)	100% of the shares vest on January 1, 2007.

(20)	The option expiration date for each option is 10 years after the date of grant of each option.

(21)	Market value of shares of stock that has not vested has been calculated using the closing market price as listed on the NASDAQ Global Market® on December 31, 2006 which was $6.37.

Option Exercises and Stock Vested

The following table reflects certain information concerning the exercise of stock options by and the vesting of stock awards to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)
Mark J. Ahn (1)(2)	164,508	$1,716,312	42,500	$342,975
Gregory I. Berk (3)	—	—	11,000	$90,310
John P. Iparraguirre	—	—	—	—
Fred L. Vitale	—	—	—	—

(1)
Reflects the exercise, at a price of $0.167 per share, of a stock option on May 9, 2006. The value realized is calculated by multiplying the difference between $10.60, the closing price of our common stock on the exercise date, and the exercise price.

(2)
Reflects the vesting on November 1, 2006 of 11,000 shares pursuant to a restricted stock grant made May 9, 2006. The value realized on vesting is calculated by multiplying the number of shares vested by $8.07, the closing sale price of our common stock on the vesting date.

(3)
Reflects the vesting on October 13, 2006 of 11,000 shares pursuant to a restricted stock grant made May 9, 2006. The value realized on vesting is calculated by multiplying the number of shares vested by $8.21, the closing sale price of our common stock on the vesting date.

Employment Agreements and Post-Termination Benefits

Mark J. Ahn

Salary and Bonus. We entered into an employment agreement with Dr. Ahn originally dated November 1, 2003, which has subsequently been amended three times on October 21, 2004, December 16, 2005 and June 30, 2006. As amended, the agreement provides for a term that expires November 1, 2008. The agreement originally provided for a base salary of $250,000, which has subsequently increased so that Dr. Ahn’s 2007 base salary is $345,000. The agreement provides that Dr. Ahn is eligible to receive a bonus, determined in the sole discretion of the Board, of up to 75% of his base salary based on his performance during the prior year. At the time we and Dr. Ahn entered into the original employment agreement, he received a one-time signing bonus of $80,000. In addition, the agreement provides that Dr. Ahn is eligible to receive milestone bonus payments, as follows:

•	$50,000 upon the dosing of the first patient in a Phase II clinical trial of Talotrexin, which was satisfied in March 2006;

•	$75,000 upon the dosing of the first patient in a Phase III clinical trial of Talotrexin, which has not yet been satisfied;

•	$75,000 upon the in-licensing of a Phase II clinical compound introduced to us by Dr. Ahn, which has not yet been satisfied;

•	$100,000 upon our licensing of a Phase III clinical compound introduced to us by Dr. Ahn, which was satisfied in May 2006;

•	$50,000 following the successful completion of an initial public offering, which was satisfied in July 2004 in connection with our reverse merger and accompanying financing transaction; and

•	$100,000 in the event that our market capitalization is at least $100 million for a period of 90 consecutive days, which was satisfied in January 2006.

Dr. Ahn is further eligible to receive an annual bonus in an amount up to 75 percent of his base salary, as determined by our board of directors.

Stock Option Grants. As further inducement to Dr. Ahn to join our company in November 2003, his employment agreement provided for a stock option grant of 493,524 shares of our common stock at a price of $0.167 per share, which provided for vesting in three equal annual installments commencing November 1, 2004. The number of shares subject to this initial grant represented 8% of our then outstanding common stock. Further, the agreement provided that Dr. Ahn would be entitled to receive additional “anti-dilution” option grants in order to maintain the 8% level of the initial option grant until such time as we had raised an aggregate gross amount of $10 million from the sale of our equity securities, and thereafter until we had raised aggregate proceeds of $50 million, Dr. Ahn would be entitled to additional anti-dilution options in order to maintain his original option grant at 5% of our then outstanding shares of common stock. The agreement provided that additional anti-dilution options would be exercisable at $0.167 per share, the price applicable to the initial stock option grant, and would vest in equal installments over 3 years commencing on the first anniversary of the date the additional grant was triggered. Pursuant to these provisions, we therefore issued to Dr. Ahn the following additional stock options through July 2004: (1) an option grant relating to 184,555 shares at an exercise price of $0.167, which was awarded in February 2004; (2) an option grant relating to 79,658 shares at an exercise price of $0.337 issued in February 2004; and (3) an option grant relating to 194,568 shares at an exercise price of $0.337 issued in July 2004.

Following the enactment in November 2004 of Section 409A of the Internal Revenue Code, as amended, we and Dr. Ahn agreed to no longer issue additional stock options under the anti-dilution provision of his employment agreement because, pursuant to his employment agreement, such grants were being made with an exercise price less than the then current fair market value of our common stock. Accordingly, under Section 409A, these option grants were “non-qualified deferred compensation,” making them subject to federal income tax as they vested, plus an additional 20% excise tax. Instead, in lieu of the additional stock options priced in accordance with the terms of his employment agreement, commencing with the completion of our October 2005 private placement we began issuing to Dr. Ahn restricted stock having a value determined by multiplying the difference between the then current fair market value of our stock and the exercise price of the anti-dilution options that would be issuable in accordance with the terms of the employment agreement. Under this arrangement, as a result of the completion of the October 2005 financing, we issued to Dr. Ahn 85,000 shares of common stock, valued at $4.95 per share, instead of a stock option to purchase 1,166,756 shares at a price of $0.17 per share. Following the completion of our May 2006 registered direct offering of common stock, we again issued to Dr. Ahn restricted stock in lieu of the anti-dilution stock options to which he was otherwise entitled under his employment agreement. The grant relating to our May 2006 offering consisted of 325,000 shares, which had a market value of $9.11 per share, instead of a stock option to purchase 334,262 shares at a price of $0.17 per share. With the completion of the May 2006 offering, we exceeded the $50 million threshold of aggregate gross proceeds and are therefore no longer obligated to make any additional grants to Dr. Ahn under the anti-dilution provisions of his employment agreement.

On June 30, 2006, we further amended the terms of Dr. Ahn’s original November 2003 option grant and the anti-dilution option grants made in February 2004 and July 2004 in order to comply with Section 409A, since all portions of these options that vested following Section 409A’s enactment in November 2004 would also be deemed non-qualified deferred compensation, subjecting Dr. Ahn to income tax liability upon the vesting dates and the additional 20% penalty. To comply with Section 409A, each option agreement was amended to provide for an exercise price equal to the fair market value of our common stock on the grant date. Further, with respect to each of these option awards, we issued to Dr. Ahn a number of shares of restricted stock determined by dividing (i) the difference between the amended exercise price and the original exercise price, by (ii) $9.50, which represents the last closing sale price of our common stock on June 29, 2006, the date prior to the amendments. The following table summarizes the amendments to these options grants:

	A	B	C	D	E	F
	Option Shares	Original Ex. Price	Amended Ex. Price - FMV at Grant	Difference (C - B)	Aggregate Value ($) (A x D)	Current FMV	Shares Issued (E / F)	Vesting
11/1/03 Option Grant:	329,016	0.167	0.833	0.666	$219,124.66	9.50	23,066	All shares vest Jan 1, 2007
2/15/04 Option Grant:	184,555	0.167	0.833	0.666	122,913.63	9.50	12,938	2/3 vest 1/1/07; 1/3 vest 2/15/07
2/26/04 Option Grant:	79,658	0.337	1.684	1.347	107,299.33	9.50	11,295	2/3 vest 1/1/07; 1/3 vest 2/15/07
7/20/04 Option Grant:	194,568	0.337	1.684	1.347	262,083.10	9.50	27,588	2/3 vest 1/1/07; 1/3 vest 7/20/07
Totals:	787,797				$711,420.71		74,887

Post-Termination Benefits. In the event we terminate Dr. Ahn’s employment for “cause,” we are only obligated to pay his compensation through the date of termination and all unvested options then held by Dr. Ahn immediately terminate. In the event we terminate Dr. Ahn’s employment upon the occurrence of a “change of control” or for a reason other than for “cause,” or if Dr. Ahn terminates his employment for “good reason,” we are obligated to continue paying to Dr. Ahn his then current base salary for a period of one year, as well as any accrued and unpaid bonus through the date of termination. However, our obligation to pay Dr. Ahn such amounts shall be reduced by amounts he otherwise earns during the 1-year period following termination. In the event his employment is terminated upon a change of control, all of Dr. Ahn’s stock options that have not yet vested will accelerate and be deemed to have vested upon such termination; otherwise, the unvested portion of such options will terminate and he will have 90 days to exercise the vested portions of any options.

Under Dr. Ahn’s agreement, a “change of control” means any of the following: (A) the direct or indirect acquisition by a person in one or a series of related transactions of our securities representing more than 50% of our combined voting power; or (B) the disposition by us of all or substantially all of our business and/or assets in one or a series of related transactions, other than a merger effected to change our state of domicile.

The term “cause” under Dr. Ahn’s agreement means and of the following actions committed by Dr. Ahn: (i) the willful failure, disregard or refusal to perform his duties; (ii) any willful, intentional or grossly negligent act by Dr. Ahn having the effect of materially injuring our business or reputation, as determined in good faith by our Board; (iii) willful misconduct, including insubordination, in respect of his duties and obligations under the agreement; (iv) indictment of a felony or a misdemeanor involving moral turpitude; (v) engagement in a form of illegal harassment or discrimination, which shall be determined by us after a reasonable investigation following receipt of the allegation of an employee; (vi) misappropriation or embezzlement of our property; (vii) the breach of Dr. Ahn’s covenant to maintain the confidentiality of our confidential and proprietary information; and (viii) another breach by Dr. Ahn of an obligation under the agreement which is not cured following 30 days after written notice is given.

The term “good reason” under the agreement means the breach of our obligations to pay to Dr. Ahn the compensation as and in the manner set forth in the agreement, following notice and our failure to cure such breach within 30 days.

Gregory I. Berk

Dr. Berk’s employment with us is governed by an employment agreement and a letter agreement, each dated October 21, 2004, which were subsequently amended on October 5, 2006. As amended, the agreements provide for an annual base salary of $340,000, which may be increased each year in the Board’s discretion, and other benefits generally made available to our other senior management. The employment agreement expires on November 1, 2008 and the letter agreement has no term. When originally entering into the employment agreement, Dr. Berk also received a signing bonus of $25,000 and an option to purchase 150,000 shares of our common stock at a price of $2.39 per share, vesting in three equal annual installments. Pursuant to an October 2006 amendment to the employment agreement, we granted to Dr. Berk a one-time bonus of $40,000 payable in 24 equal bi-monthly installments beginning on October 15, 2006.

In the event Dr. Berk’s employment is terminated by us upon a “change of control” (as defined in Dr. Ahn’s agreement, described above) Dr. Berk is entitled to receive his base salary for six months and all of his unvested stock options shall be deemed vested. If, prior to the end of the 3-year term, we terminate Dr. Berk’s employment without “cause” or if Dr. Berk terminates his employment for “good reason,” then Dr. Berk is entitled to receive his base salary for a period of one year from the date of such termination, all of his stock options scheduled to vest in such year shall accelerate and be deemed vested, and he shall continue to be entitled to health insurance benefits. Under Dr. Berk’s employment agreement, the term “cause” means the following: (i) his breach of his covenants of confidentiality, non-competition and non-solicitation; (ii) willful misconduct or material neglect of our business after written notice and a 30 day cure period; or (iii) failure or refusal to carry out reasonable and lawful instructions from our CEO or his designee concerning duties or actions consistent with his position after written notice and 30 days to cure. For purposes of Dr. Berk’s agreement, the term “good reason” means any of the following events or occurrences: (A) assignment of duties that are materially inconsistent with his position; (B) the material reduction of his duties and responsibilities; and (C) any reduction in compensation or benefits provided under the agreement.

John P. Iparraguirre

Mr. Iparraguirre’s employment with us is governed by an employment agreement dated December 18, 2006. The employment agreement provides for a term ending November 1, 2008, an annual base salary payable to Mr. Iparraguirre in the amount of $175,000 (which may be subject to annual increases at the discretion of the Company’s board of directors) and an annual discretionary bonus in an amount up to 30% of the then annual base salary.

In accordance with the terms of the agreement, in the event we terminate Mr. Iparraguirre’s employment prior to November 1, 2008 other than for “cause” or as a result of Mr. Iparraguirre’s death or disability, or if Mr. Iparraguirre terminates his employment for “good reason,” then Mr. Iparraguirre is entitled to continue receiving his annual base salary plus health insurance benefits for a period of six months; however, we are entitled to offset such amount to the extent Mr. Iparraguirre earns income from subsequent employment. In the event Mr. Iparraguirre’s employment is terminated by us upon a “change of control,” Mr. Iparraguirre is entitled to receive his base salary plus health insurance benefits for a six month period. Our obligation to pay any severance benefits to Mr. Iparraguirre upon the termination of his employment is subject to Mr. Iparraguirre’s release of all claims against us relating to his employment. The terms “cause” and “change of control” in Mr. Iparraguirre’s agreement have substantially the same meaning as such term in Dr. Ahn’s agreement, which is described above. The term “good reason” has substantially the same meaning as such term is used in Dr. Berk’s employment agreement, as described above.

Fred L. Vitale

Mr. Vitale’s employment with us is governed by an employment agreement dated January 25, 2004, which was amended in December 2005. As amended, the term of the agreement continues until November 2008. The agreement provided for an initial base salary of $175,000 and a signing bonus of $40,000. Mr. Vitale is also eligible to receive periodic incentive bonuses upon the achievement of milestones to be determined by the chief executive officer. In connection with his employment agreement, Mr. Vitale was also granted stock options that now represent the right to purchase 141,007 shares of common stock, which vest in two equal installments on February 1, 2005 and February 1, 2006. The options are exercisable at a price equal to $0.833 per share following repricing to conform such options to comply with Section 409A of the Internal Revenue Code of 1986, as amended. On December 12, 2006, in connection with Mr. Vitale’s 2006 performance, our Board of Directors authorized a grant of 125,000 stock options at an exercise price of $6.82 per share, which vest in three equal installments beginning on December 12, 2007.

In the event Mr. Vitale’s employment is terminated for “cause,” we are only obligated to pay his compensation through the date of termination and all stock options held by Mr. Vitale that have not yet vested immediately terminate. In the event we terminate Mr. Vitale’s employment upon a “change of control,” then Mr. Vitale is entitled to continue receiving his base salary for a period of six months. All stock options that have not yet vested as of such date will be accelerated and deemed to have vested. If we terminate Mr. Vitale’s employment agreement for a reason other than for cause or upon a change of control, or if Mr. Vitale terminates his employment for “good reason,” then he is entitled to receive his base salary for a period of one year, which amount may be reduced by any amounts earned by Mr. Vitale from other employment during such one-year period. The terms “cause,” “change of control,” and “good reason” are substantially the same as those terms are defined in Mr. Iparraguirre’s employment agreement.

Compensation of Directors

In 2005, the Board of Directors approved and adopted a new compensation arrangement for non-employee directors of the Company. Under the new arrangement, which became effective on January 1, 2006, non-employee directors are entitled to receive the following in consideration for their service on the Board: (1) a cash fee of $2,500 for attendance at each regular quarterly meeting of the Board; (2) an annual fee of $15,000, as compensation for special Board and other meetings; and (3) an annual stock option grant relating to 40,000 shares of common stock, which option vests upon the first anniversary of the grant and accelerates upon a “change of control” of the Company. The following table sets forth the compensation paid to our directors for their service in 2006.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Total ($)
Arie S. Belldegrun	25,000	0	359,207	384,207
Isaac Kier	25,000	109,000	360,457	494,457
Leon E. Rosenberg	25,000	0	359,207	384,207
Michael Weiser	25,000	0	359,207	384,207

(1)
Mark J. Ahn, one of our directors, has been omitted from this table since he receives no additional compensation for serving on our Board; his compensation is described in the Summary Compensation Table above.

(2)
The amount reflects the stock−based compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006. As 100% of the shares vested at the time of shareholder approval, the value of the award was calculated by multiplying the number of shares issued by the closing market price as listed on the NASDAQ Global Market® on the date of shareholder approval.

(3)
These amounts reflect the stock−based compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of stock option award granted in 2005 and 2006. Assumptions used in the calculation of these amounts are included in Note 4 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10−K filed with the Securities and Exchange Commission on April 2, 2007. Forfeitures rates attributed to the calculation have been disregarded for the purposes of this table. The grant date fair value of the stock options awarded to each of Dr. Belldegrun, Dr. Weiser and Dr. Rosenberg in 2005 and 2006 is $569,211. The grant date fair value of the stock option awarded to Mr. Kier is $614,196. The following are the aggregate number of option awards outstanding as of December 31, 2006 that have been granted to each of our non−employee directors: Dr. Belldegrun: 148,208; Dr. Kier: 158,208; Dr. Rosenberg: 148,201; Dr. Weiser: 120,000.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships with other entities among our executive officers and directors that are required to be disclosed under applicable SEC regulations relating to compensation committee interlocks and insider participation.

PROPOSAL 2:

AMENDMENT TO 2004 STOCK INCENTIVE PLAN

Stockholders are requested in this Proposal 2 to approve the following amendment to our 2004 Stock Incentive Plan, or the 2004 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to amend the 2004 Plan.

There are currently 4,000,000 shares of our common stock reserved for issuance under the 2004 Plan.

On April 24, 2007, the Compensation Committee of our Board of Directors, acting pursuant to authority granted by the Board, approved an amendment to the 2004 Plan, subject to approval at the annual meeting by the Company’s stockholders, to increase the number of shares reserved for issuance thereunder to 7,000,000. Immediately below is a summary of the existing 2004 Plan and a discussion of the federal income tax consequences of the issuance and exercise of incentives under the 2004 Plan to recipients and to the Company. This summary of the existing 2004 Plan is qualified entirely by reference to the complete text of the 2004 Plan, a copy of which is attached to this proxy statement as Appendix A.

Description of the Existing 2004 Plan

In September 2004, the Board of Directors approved and adopted the 2004 Plan. The 2004 Plan initially reserved 2,500,000 shares of common stock for issuance, but was amended by the Board of Directors on March 31, 2006 to increase the total number of shares authorized for issuance thereunder to 4,000,000. As of April 27, 2007, we have issued stock options relating to an aggregate of 3,282,515 shares of common stock, at exercise prices ranging from $0.07 to $11.81, and 524,264 shares of restricted stock leaving a total of 193,221 shares available for issuance under the 2004 Plan.

The purpose of the 2004 Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees of and consultants to the Company.

The 2004 Plan provides that a committee (the “Committee”) composed of at least two disinterested members of the Board of Directors of the Company may grant Incentives in the following forms: (a) stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted to participants who are employees of or consultants to the Company (including officers and directors of the Company who are also employees of or consultants to the Company) selected from time to time by the Committee. In the event there is no Committee, then the entire Board of Directors shall have responsibility for administering the 2004 Plan.

Types of Incentives

Stock Options

Under the 2004 Plan, the Committee may grant non-qualified and incentive stock options to eligible participants to purchase shares of common stock from the Company. The 2004 Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related SAR. The term of a non-qualified option may not exceed 10 years from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option. The Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

The option price may be paid in cash, check, bank draft or by delivery of shares of common stock valued at their fair market value at the time of purchase or by withholding from the shares issuable upon exercise of the option shares of common stock valued at their fair market value or as otherwise authorized by the Committee.

In the event that an optionee ceases to be an employee of or consultant to the Company for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Committee.

Stock Appreciation Rights

A stock appreciation right or a “SAR” is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted with respect to any stock option granted under the Plan, or alone, without reference to any stock option. A SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

The 2004 Plan confers on the Committee discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of common stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of a SAR may not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

Upon exercise of a SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of common stock, cash, or any combination of common stock and cash.

Restricted Stock

Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of common stock which are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the 2004 Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

Stock Awards

Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award will be determined by the Committee.

Performance Shares

Performance shares consist of the grant by the Company to an eligible participant of a contingent right to receive cash or payment of shares of common stock. The performance shares shall be paid in shares of common stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee.

Non-Transferability of Most Incentives

No stock option, SAR, performance share or restricted stock granted under the 2004 Plan is transferable by its holder, except in the event of the holder’s death, by will or the laws of descent and distribution. During an employee’s lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

Amendment of the 2004 Plan

The Board of Directors may amend or discontinue the 2004 Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring adversely change or impair a previously granted Incentive without the consent of the recipient thereof. Certain 2004 Plan amendments require stockholder approval, including amendments which would increase the maximum number of shares of Common Stock which may be issued to all participants under the 2004 Plan, change or expand the types of Incentives that may be granted under the 2004 Plan, change the class of persons eligible to receive Incentives under the 2004 Plan, or materially increase the benefits accruing to participants under the 2004 Plan.

Federal Income Tax Consequences

The following discussion sets forth certain United States income tax considerations concerning the ownership of common stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended, regulations thereunder and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of common stock may vary depending on a holder’s particular status.

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15% while the maximum ordinary income rate and short-term capital gains rate is effectively 35%.

Incentive Stock Options.  Incentive stock options under the 2004 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the option holder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the option holder’s alternative minimum tax liability, if any.

If an option holder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the option holder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the option holder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the option holder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the option holder’s actual gain, if any, on the purchase and sale. The option holder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the option holder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-statutory Stock Options.  Non-statutory stock options granted under the 2004 Plan generally have the following federal income tax consequences:

  There are no tax consequences to the option holder or the Company by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the option holder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the option holder.

Upon disposition of the stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Department of Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders. The 2004 Plan limits the number of shares relating to stock option grants awarded to an individual in any year to 1,000,000.

Option Grants Currently Outstanding

The following tables summarizes the recipients of outstanding Incentives that we have granted under the 2004 Plan to each Named Executive Officer, the Named Executive Officers as a group, each non-executive director and to all current and former employees as a group and to all non-employee consultants and advisors. The only type of Incentives that have been awarded under the 2004 Plan are stock options and restricted stock grants.

Name	Shares Underlying Options (#)	Restricted Stock Awards (#)	Total Shares Underlying Incentives (#)	Percentage of Total Shares Subject to Grants Under 2004 Plan
Mark J. Ahn	281,680	484,887	766,567	19.7
Gregory I. Berk	350,000	22,000	372,000	9.6
John P. Iparraguirre	90,000	0	90,000	2.3
Fred L. Vitale	235,000	7,377	242,377	6.2
Named Executive Officers as a group	956,680	514,264	1,470,944	37.8
Non-executive directors	490,000	10,000	500,000	12.9
Non-executive current and former employees	1,789,901	0	1,789,901	46.0
Non-employee consultants and advisors	127,601	0	127,601	3.3
Totals	3,364,182	524,264	3,888,446	100.0

Equity Compensation Plan Information

The following table provides additional information on our equity based compensation plans as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected in column (a) (c)
Equity compensation plans not approved by stockholders-outside any plan(1)	753,284	0.23	n/a
Equity compensation plans approved by stockholders-2003 Plan(2)	1,138,118	4.52	3,272
Equity compensation plans approved by stockholders-2004 Plan(2)	3,232,516	5.12	111,554
Equity compensation plans approved by stockholders-2006 Employee Stock Purchase Plan (2)	74,344	5.42	664,234
Totals	5,198,262		779,060

(1)
Represents shares of common stock issuable outside of any stock option plan. The numbers of shares and exercise price have been adjusted to give effect to the mergers and reincorporation effected in 2004.

(2)
Represents shares issued under the Company's 2003 Stock Option Plan, or 2003 Plan, and 2004 Stock Incentive Plan, or 2004 Plan, and the 2006 Employee Stock Purchase Plan, or 2006 Plan. During 2004 the Company's Board of Directors adopted the 2004 Plan. During 2006, the Company’s Board of Directors adopted the 2006 Plan. See also Note 4 of the Company's audited financial statements as of and for the year ended December 31, 2006 included in this Annual Report.

Proposed Amendment to the 2004 Plan

If approved by the Company’s stockholders, the proposed amendment to the 2004 Plan will increase the number of shares of the Company’s common stock that are reserved for issuance under the 2004 Plan from 4,000,000 shares to 7,000,000 shares, subject to adjustment in the event of a recapitalization or other corporate restructuring. The amendment would represent an increase of 3,000,000 shares reserved for issuance under the 2004 Plan and, as amended, the shares reserved for issuance under the 2004 Plan would represent approximately 24% of the outstanding shares of the Company’s common stock on the Record Date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE 2004 PLAN.

OTHER MATTERS

Review and Approval of Transactions with Related Persons

We have adopted a written policy with respect to related party transactions whereby any proposed transaction between us and any (i) of our executive officers or directors, (ii) any shareholder beneficially owning in excess of 5% of our common stock (or its controlled affiliates’) stock, (iii) immediate family member of an executive officer or director, or (iv) an entity that is owned or controlled by someone listed in items (i) through (iii) above, or an entity in which someone listed in items (i) through (iii) above has a substantial ownership interest or control, must be approved by a majority of the disinterested members of our Audit Committee, unless the transaction is available to all of our employees generally, or involves less than $120,000. If the proposed transaction involves executive or director compensation, it must be approved by the compensation committee.

In the event a proposed transaction has been identified as a related party transaction, such transaction must be presented to our Audit Committee for consideration and approval or ratification. The presentation to the Audit Committee must include a description of all material facts, including the interests, director and indirect, of the related party, the benefits to us of the transaction and whether alternative transactions are available. A majority of disinterested members of the Audit Committee must approve a transaction for us to enter into it.

Certain Transactions and Relationships

In connection with our May 2006 direct registered offering, Mark Ahn, Fred Vitale and Isaac Kier, each of whom are executive officers and/or directors, each purchased 5,500, 55,100 and 11,000 shares of our common stock, respectively. The purchase price paid by the non-affiliated investors in the offering was $8.50 per share; however, Dr. Ahn, Mr. Vitale and Mr. Kier each paid $9.07 per share, which represented the closing sale price of our common stock on the date prior to the entry into the purchase agreements relating to such transactions. Mr. Kier’s purchase was made through Kier Family, L.P., a limited partnership of which Mr. Kier is the general partner. Other than the purchase price, all other terms of Dr. Ahn’s and Messrs. Vitale’s and Kier’s purchases were identical to the terms applicable to the non-affiliated purchasers in the offering.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who are the beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments that we received with respect to transactions during 2006, we believe that all such forms were filed on a timely basis, except for those items listed in the table below.

Name of Filer	Description of Transaction	Transaction Date	Filing Date
Mark Ahn	Grant of restricted stock/options Grant of options	6/30/06 12/12/06	7/7/06 12/18/06
Arie Belldegrun	Grant of options	12/12/06	12/18/06
Gregory Berk	Grant of restricted stock Grant of options	5/9/06 12/12/06	8/31/06 12/18/06
Isaac Kier	Grant of common stock Grant of options	6/9/06 12/12/06	7/18/06 12/18/06
John Iparraguirre	Grant of options	12/12/06	12/18/06
Tyler Nielsen	Grant of options	12/12/06	12/18/06
Leon Rosenberg	Purchase Grant of options	2/21/06 12/12/06	7/31/06 12/18/06
Fred Vitale	Grant of restricted stock/options Grant of options	6/30/06 12/12/06	7/7/06 12/18/06
Michael Weiser	Grant of options	12/12/06	12/18/06

The Board of Directors does not intend to present at the Annual Meeting any other matter not referred to above and does not presently know of any matter that may be presented at the Annual Meeting by others. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

HANA BIOSCIENCES, INC.

/s/ John P. Iparraguirre

John P. Iparraguirre, Secretary

Appendix A

HANA BIOSCIENCES, INC.

2004 STOCK INCENTIVE PLAN

(including amendments through May 9, 2006)

1.  Purpose. The purpose of the 2004 Stock Incentive Plan (the “Plan”) of Hana Biosciences, Inc. (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $.001 par value, of the Company (“Common Stock”) on terms determined under this Plan.

2.  Administration. The Plan shall be administered by the board of directors of the Company (the “Board of Directors”) or by a stock option or compensation committee (the “Committee”) of the Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (ii) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee”, as used in the Plan, shall refer to the Board of Directors.

3.  Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.  Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SAR s”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); and (e) performance shares (Section 9).

5.  Shares Subject to the Plan.

5.1  Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 4,000,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

5.2  Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

5.3  Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards, may be authorized and unissued shares or treasury stock, as designated by the Committee.

6.           Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. The Committee may designate whether an option is to be considered an incentive stock option or a non-statutory stock option. To the extent that any incentive stock option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such incentive stock option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a non-statutory stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1  Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6.

6.2  Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option. Notwithstanding the foregoing, no person shall receive grants of Stock Options under the Plan that exceed 1,000,000 shares during any one fiscal year of the Company.

6.3  Duration and Time for Exercise. Subject to earlier termination as provided in Section 10.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

6.4  Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) at the discretion of the Committee, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. The shares of Common Stock delivered by the participant pursuant to Section 6.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee.

6.5  Not a Stockholder. Prior to the issuance of Common Stock upon exercise of a stock option, a participant shall have no rights as a stockholder of the Company.

6.6  Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)  The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(b)  Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c)  All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the stockholders.

(d)  Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

(e)  The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(f)  If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.

7.  Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1  Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

7.2  Duration. Subject to earlier termination as provided in Section 10.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

7.3  Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4 .

7.4  Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a)  the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 10.6); by

(b)  the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

7.5  Not Stockholder. The grant of an SAR to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock, if any, with respect to an award.

8.  Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1  Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2  Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3  Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)  a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)  a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

(c)  such other conditions or restrictions as the Committee may deem advisable.

8.4  Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2004 Stock Incentive Plan of Hana Biosciences, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the secretary of the Company.

8.5  End of Restrictions. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6  Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently. Unless the Committee determines otherwise in its sole discretion, any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the restrictions set forth above will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the participant consents to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

9.  Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

9.1  Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

9.2  Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.

9.3  No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

9.4  Expiration of Performance Share. If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

10.  General.

10.1  Effective Date. The Plan will become effective upon its approval by the Company’s stockholders. Unless approved by the stockholders within one year after the date of the Plan’s adoption by the Board of Directors, the Plan shall not be effective for any purpose.

10.2  Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

10.3  Non-transferability of Incentives. No stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive), or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by the holder thereof to Employee’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or stockholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by the preceding sentence.

10.4  Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised or shall expire at such times as may be determined by the Committee.

10.5  Additional Conditions. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to any Incentives granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

10.6  Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

10.7  Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

10.8  Withholding.

(a)  The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)  Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

(c)  If a participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, then an Election is subject to the following additional restrictions:

(i)  No Election shall be effective for a Tax Date which occurs within six months of the grant or exercise of the award, except that this limitation shall not apply in the event death or disability of the participant occurs prior to the expiration of the six-month period.

(ii)  The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company’s quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

10.9  No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.10  Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

10.11  Amendment of the Plan. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the stockholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

10.12  Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(a)  providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) performance shares and/or SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately prior to such transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(b)  providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

(c)  providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(d)  providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board may restrict the rights of participants or the applicability of this Section  10.12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.13  Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the Board of Directors determines in good faith to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market or Nasdaq Small-Cap Market (“Nasdaq”), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq on the applicable date. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

10.14  Breach of Confidentiality, Assignment of Inventions, or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a participant materially breaches the terms of any confidentiality, assignment of inventions, or non-compete agreement entered into with the Company or any subsidiary of the Company, whether such breach occurs before or after termination of such participant’s employment or other service with the Company or any subsidiary, the Committee in its sole discretion may immediately terminate all rights of the participant under the Plan and any agreements evidencing an Incentive then held by the participant without notice of any kind.

10.15  Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

10.16  Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the participants in the Plan.

PROXY	HANA BIOSCIENCES, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Hana Biosciences, Inc., hereby appoints Mark J. Ahn and John P. Iparraguirre, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of Hana Biosciences, Inc. to be held at Radisson Hotel San Francisco Airport Bay Front, 5000 Sierra Point Parkway , Brisbane CA 94005 at 8:30 a.m. (PDT), on June 22, 2007, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, in the manner directed herein.

This proxy will be voted as directed, or if no direction is indicated, will be voted “FOR” each of nominees and proposals listed below. The Board of Directors recommends a vote FOR each of the Proposals described below.

1. ELECTION OF DIRECTORS:	[ ] FOR all nominees (except as indicated below)	[ ] WITHHOLD AUTHORITY from all nominees

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in this list below)

MARK J. AHN  ARIE S. BELLDEGRUN  ISAAC KIER  LEON E. ROSENBERG

MICHAEL WEISER      LINDA E. WIESINGER

2. PROPOSAL TO AMEND 2004 STOCK INCENTIVE PLAN

[ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may come before the Meeting.

Dated:	, 2007

Signature

Signature of jointly held

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.